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                                                                    Exhibit 21.1

LIST OF SUBSIDIARIES, JOINT VENTURES AND OTHER INVESTMENTS

ACTIVBIOTICS CANADA - 50% owned - joint venture

METAPHORE PHARMACEUTICALS INC. - 100% owned - subsidiary